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                                                                   Exhibit 23.06


                                                                          [LOGO]

                                                                    [LETTERHEAD]

                                   CONSENT OF
                             INDEPENDENT AUDITORS'



MATRIX FUNDING CORPORATION

         We hereby consent to the use in this Registration Statement of our report dated June 29, 1998, with respect to the financial statements of Matrix Funding Corporation included in Post-Effective Amendment No. 2 to Form S-1 (File No. 333-53779), and to the reference to our Firm under the caption "Experts" included in the Registration Statement on Form S-1, filed with the Securities and Exchange Commission.


                                                       /s/ TANNER + CO.


Salt Lake City, Utah
August 26, 1998